UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 24, 2017

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 (d)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017, the Board of Directors of Bank of Hawaii Corporation (the “Company”), in accordance with the provisions of the Company’s Certificate of Incorporation and By-Laws (the “Corporate Documents”), increased the authorized number of directors of the Company from 12 to the authorized number of 13. Further, in accordance with the provisions of the Corporate Documents, the Board of Directors of the Company elected Alicia E. Moy to serve as an independent director of the Company in the newly created directorship resulting from the increase in the authorized number of directors from 12 to 13, to serve until the annual election of directors at the Company’s next annual shareholder meeting, subject to her earlier death, disqualification, resignation or removal. Ms. Moy will serve as a member of the Company’s Nominating & Corporate Governance Committee and the Human Resources & Compensation Committee. Ms. Moy will participate in the existing director compensation and restricted stock program, pro-rated to reflect the remaining balance of the annual director term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2017	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary